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                                                                     EXHIBIT 5.1

                             Greenberg Traurig, P.A.

                                 June 15, 2004

RailAmerica, Inc.
RailAmerica Transportation Corp.
The entities set forth on Schedule I attached hereto
5300 Broken Sound Boulevard, N.W.
Boca Raton, Florida  33487

             Re: RailAmerica, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as legal counsel for RailAmerica, Inc., a Delaware corporation ("RailAmerica"), and RailAmerica Transportation Corp., a Delaware corporation ("RailAmerica Transportation" and, together with RailAmerica, the "Companies"), and the direct and indirect subsidiaries of the Companies set forth on Schedule I attached hereto (the "Guarantors"), in connection with the preparation of a Registration Statement on Form S-3, including the prospectus constituting a part thereof (the "Registration Statement") being filed by the Companies with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) shares of common stock of RailAmerica, par value $0.001 per share (the "Common Stock");
(ii) one or more classes or series of shares of preferred stock of RailAmerica, par value $0.001 per share (the "Preferred Stock"); (iii) one or more series of debt securities of either of the Companies (collectively, the "Debt Securities"); (iv) guarantees of the Debt Securities by some or all of the Guarantors (the "Guarantees"); (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities or any combination of those securities (the "Warrants");
(vi) stock purchase contracts obligating the holders to purchase from RailAmerica a specified number of shares of Common Stock ("Stock Purchase Contracts"), which may be issued separately or as part of stock purchase units, each consisting of a Stock Purchase Contract, and of a beneficial interest in Debt Securities, Preferred Stock or debt obligations of third parties securing the holder's obligations to purchase Common Stock under the Stock Purchase Contracts ("Stock Purchase Units"); and (vii) the Common Stock, Preferred Stock or Debt Securities that may be issued upon the exercise of the Warrants or in connection with Stock Purchase Contracts or Stock Purchase Units, whichever is applicable. The Common Stock, the Preferred Stock, the Debt Securities (including the Guarantees), the Warrants, the Stock Purchase Contracts and the Stock Purchase Units are hereinafter referred to collectively as the "Securities." The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the prospectus ( the "Prospectus Supplements") and pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $400,000,000.

         The Debt Securities will be issued pursuant to one or more Indentures (each, an "Indenture"), each to be between either of the Companies, the Guarantors, if any, and a financial institution identified therein as the trustee (the "Trustee").

         The Warrants will be issued under one or more Warrant Agreements (each, a "Warrant Agreement"), each to be between either of the Companies and a counterparty or counterparties identified therein or a financial institution identified therein as the Warrant Agent (each, a "Counterparty").

         In connection with our representation of the Companies and the Guarantors, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

(1)      the Registration Statement;

(2) the Amended and Restated Certificate of Incorporation of each of the Companies, as amended to the date hereof, and organizational documents of each of the Guarantors, as amended to the date hereof (collectively, the "Organizational Documents");

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RailAmerica, Inc.
June 15, 2004
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(3)      the Bylaws of each of the Companies, as amended to the date hereof, and the Bylaws of each of the Guarantors as amended to the date hereof (collectively, the "Bylaws");

(4) resolutions adopted by the Board of Directors of each of the Companies and the Guarantors, relating to the approval of the filing of the Registration Statement, together with the exhibits thereto, and other related matters (the "Resolutions"); and

(5) such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinions set forth below, subject to the assumptions, limitations and qualifications stated herein.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of originals or such latter documents. We have also assumed that (i) at the time of execution, authentication, issuance and delivery of the Debt Securities, the related Indenture will be the valid and legally binding obligation of the Trustee and (ii) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto.

         As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Companies, without independently verifying the accuracy of such documents, records and instruments.

         In connection with the issuance of the Debt Securities and the Guarantees, we have assumed further that (i) at the time of execution, authentication, issuance and delivery of the Indenture, the Debt Securities and the Guarantees will have been duly authorized, executed and delivered by the Companies and the Guarantors, as the case may be, and (ii) the execution, delivery and performance by the Companies and the Guarantors of the Indenture, the Debt Securities and the Guarantees, as the case may be, will not violate the laws of any jurisdiction (provided that as to the laws of the State of Florida, the Delaware General Corporation Law and the federal laws of the United States we make no such assumption).

         In connection with the issuance of Warrants, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the applicable Company and (ii) the execution, delivery and performance by the applicable Company of such Warrant Agreement and such Warrants will not violate the laws of any jurisdiction (provided that as to the laws of the State of Florida, the Delaware General Corporation Law and the federal laws of the United States we make no such assumption).

         Based solely upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

         (1) With respect to the Common Stock, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act; (ii) the taking by the Board of Directors of RailAmerica of all necessary corporate action to authorize and approve the issuance of the Common Stock and the terms of the offering thereof and (iii) the due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement, if applicable, or Prospectus Supplement approved by the Board of Directors of RailAmerica, the Common Stock will be validly issued, fully paid and nonassessable.

         (2) With respect to the Preferred Stock, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act; (ii) the taking by the Board of Directors of RailAmerica of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock and the terms of the offering thereof, (iii) the due filing of a Certificate of Amendment with the Delaware Secretary of State setting forth the terms of such Preferred Stock and (iv) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement, if applicable, or


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RailAmerica, Inc.
June 15, 2004
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                  Prospectus Supplement approved by the Board of Directors of
                  RailAmerica, the Preferred Stock will be validly issued, fully paid and nonassessable.

         (3) With respect to the Debt Securities, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act; (ii) the taking of all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the applicable Company and (iii) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, as applicable, or Prospectus Supplement approved by the Board of Directors of the applicable Company and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the applicable Company enforceable against the applicable Company in accordance with their terms.

         (4) With respect to the Guarantees, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act; (ii) the taking of all necessary corporate action by the Board of Directors of each of the Guarantors to approve the execution and delivery of the Guarantees and (iii) the due execution, authentication, issuance and delivery of such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, as applicable, or Prospectus Supplement approved by the Board of Directors of the Guarantors and otherwise in accordance with the provisions of the applicable Indenture and other documents, if any, evidencing the Guarantees and such agreement, such Guarantees will constitute valid and legally binding obligations of each of the Guarantors enforceable against each of the Guarantors in accordance with their terms.

         (5) With respect to the Warrants, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act; (ii) the taking of all necessary corporate action by the Board of Directors of the applicable Company to approve the execution and delivery of a Warrant Agreement and (iii) the due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, as applicable, or Prospectus Supplement approved by the Board of Directors of RailAmerica and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of RailAmerica enforceable against RailAmerica in accordance with their terms.

         (6) With respect to the Stock Purchase Contracts and the Stock Purchase Units, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act; (ii) the taking of all necessary corporate action by the Board of Directors of RailAmerica to approve the execution and delivery of the applicable purchase contract agreement and any related pledge agreement and (iii) the due execution, countersignature, issuance and delivery of the applicable purchase contract agreement and any related pledge agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, as applicable, or Prospectus Supplement approved by the Board of Directors of RailAmerica and otherwise in accordance with the provisions of the applicable purchase contract agreement and such agreement, the Stock Purchase Contracts and the Stock Purchase Units will constitute valid and legally binding obligations of the RailAmerica enforceable against the RailAmerica in accordance with their terms.

         The opinions set forth in paragraphs 3 through 6 above are subject to
(i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (ii) the effects of general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, whether enforcement is considered in a proceeding in equity or law, (iii)


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RailAmerica, Inc.
June 15, 2004
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the discretion of the court before which any proceeding for enforcement may be brought and (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy.

         Although we have acted as counsel to the Companies and the Guarantors in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Companies or the Guarantors in connection with which we have not been consulted and have not represented the Companies or the Guarantors. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

         This opinion is being furnished to the Companies and the Guarantors solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be reprinted, reproduced or distributed to, relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent, except that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.

         We are qualified to practice law in the State of Florida and we do not purport to be experts on the law of any other jurisdiction other than the federal laws of the United States of America and the Delaware General Corporation Law. We do not express any opinion herein concerning any law other than the laws of the State of Florida, the federal laws of the United States and, to the extent set forth herein, the Delaware General Corporation Law. We express no opinion and make no representation with respect to the law of any other jurisdiction.

                                 Very truly yours,

                                 GREENBERG TRAURIG, P.A.





                                 By: /s/ Fern S. Watts
                                     ----------------------------------------
                                         Fern S. Watts